UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2016

Liberty Global plc

(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom

W6 8BS

(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 19, 2016, UPC Broadband Holding B.V. (“UPC Broadband Holding”) and UPC Financing B.V. (“UPC Financing”) (each a wholly-owned subsidiary of Liberty Global plc), as borrowers, and The Bank of Nova Scotia as facility agent, among others, entered into a supplemental deed (the “Supplemental Deed”) to amend and restate the Senior Secured Credit Facility Agreement, originally dated January 16, 2004, (as last amended and restated February 9, 2016) between, among others, UPC Broadband Holding as original borrower and The Bank of Nova Scotia as facility agent (the “Credit Agreement” and, the Credit Agreement as amended and restated by the Supplemental Deed, the “Amended Credit Agreement”). Capitalized terms used below shall have the meaning given to them in the Amended Credit Agreement.

The Supplemental Deed amends and restates in full the Credit Agreement to, among other things,

•	allow UPC Broadband Holding to replace certain non-consenting lenders in certain circumstances and subject to ensuring that such lenders’ commitments are acquired at par;

•	provide for the ability to increase commitments under a Facility;

•	add standard defaulting lender provisions;

•	permit UPC Broadband Holding to incur and secure Financial Indebtedness on a second lien ranking basis, provided that the Total Debt to Annualised EBITDA ratio on a pro forma basis would not be greater than 5.50:1.00 and provided that the rights of the holders of such Financial Indebtedness are subordinated to the rights of the lenders under the Amended Credit Agreement;

•	delete maintenance covenants requiring that certain Senior Net Debt and Total Net Debt ratio levels are maintained and replace those covenants with a springing maintenance covenant requiring that Senior Net Debt to Annualised EBITDA shall not exceed 4:75:1, which shall be tested when the aggregate of the loans and letters of credit (other than letters of credit that are cash collateralized or undrawn) outstanding under the Revolving Facilities and the net indebtedness under each Ancillary Facility exceeds an amount equal to 33 1/3% of the aggregate of the total commitments under the Revolving Facilities and each Ancillary Facility; and

•	make certain non-financial covenant changes, administrative changes and widen the scope of certain carve outs to negative covenants.

All other terms of the Credit Agreement remain in full force and effect under the Amended Credit Agreement, and all loans and commitments outstanding under the Credit Agreement continue to be outstanding under the Amended Credit Agreement.

The Amended Credit Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Amended Credit Agreement is qualified in its entirety by reference to the full text thereof set forth in Exhibit 4.1.

Item 9.01.	Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Name

4.1	Senior Secured Credit Facility Agreement originally dated January 16, 2004, as amended and restated on December 19, 2016, among UPC Broadband Holding and UPC Financing as Borrowers, The Bank of Nova Scotia, as Facility Agent, the Guarantors listed therein, the Security Agent and the bank and financial institutions acceding thereto from time to time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: December 23, 2016

Exhibit Index

Exhibit No.	Name

4.1	Senior Secured Credit Facility Agreement originally dated January 16, 2004, as amended and restated on December 19, 2016, among UPC Broadband Holding and UPC Financing as Borrowers, The Bank of Nova Scotia, as Facility Agent, the Guarantors listed therein, the Security Agent and the bank and financial institutions acceding thereto from time to time.